Exhibit 5.1
                       CONSENT OF INDEPENDENT ACCOUNTANTS
The Sponsors and Trustee of
Municipal Investment Trust Fund--Multistate Series--202 (California, New Jersey, New York and Pennsylvania Trusts) Defined Asset Funds:

We consent to the use in this Post-Effective Amendment No. 2 to Registration Statement No. 333-00109 of our opinion dated April 24, 1998 appearing in the Prospectus, which is part of such Registration Statement, and to the reference to us under the heading 'Miscellaneous--Auditors' in such Prospectus.

DELOITTE & TOUCHE LLP
New York, N.Y.
May 20, 1998